UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2007

VIRAGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15823	59-2101668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

865 SW 78th Avenue, Suite 100, Plantation, Florida	33324
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 233-8746

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Information.

On September 12, 2007, ViraNative AB, a wholly-owned subsidiary of Viragen International, Inc. filed an application seeking protection under the bankruptcy laws of Sweden. ViraNative AB owns, develops, manufactures, sells and licenses the product Multiferon® a multi-subtype, human alpha interferon. Viragen, Inc. owns approximately 98.7% of the issued and outstanding common stock of Viragen International, Inc.

The bankruptcy application was filed in the District Court of Umea, under Case Number K 1767-07. The application was filed because ViraNative AB was not able to pay taxes and other debts.

The bankruptcy court has appointed Anders Bergman of Ackordscentralen Norrland AB, as bankruptcy administrator for ViraNative AB. It is the responsibility of the administrator to inventory the assets of the bankrupt and to identify the creditors and the amount of their claims. The bankruptcy administrator in Sweden will also seek to identify purchasers for the assets of ViraNative and process their orderly liquidation and sale in accordance with Swedish laws. As of the filing, ViraNative AB reported assets of approximately $3,900,000 and debts of approximately $3,228,000, which includes approximately $1,658,000 due to Viragen, Inc.

While Viragen, Inc. continues to seek new sources of working capital to fund its operations, and the operations of Viragen International, Inc., the Companies do not intend to fund further operations of ViraNative during the bankruptcy process. Therefore, ViraNative’s operations may be disrupted or halted. Viragen, Inc. and Viragen International, Inc. are monitoring the bankruptcy proceedings but at this stage cannot predict what impact the proceedings may have on their respective operations.

This report contains forward-looking statements that can be identified by such terminology such as “believes,” “expects,” “potential,” “plans,” “suggests,” “may,” “should,” “could,” “intends,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. In particular, management’s expectations regarding future research, development and/or commercial results could be affected by, among other things, uncertainties relating to clinical trials and product development; availability of future financing; unexpected regulatory delays or government regulation generally; the success of third-party marketing efforts; our ability to retain third-party distributors; our ability to obtain or maintain patent and other proprietary intellectual property protection; and competition in general. Forward-looking statements speak only as to the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1 Press release dated September 14, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGEN, INC.

Date: September 14, 2007	By:	/s/ Dennis W. Healey
Dennis W. Healey
Executive Vice President and
Principal Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release dated September 14, 2007